
                                                                                                  EXHIBIT 11


                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
          EARNINGS PER SHARE AND FULLY DILUTED EARNINGS PER SHARE (A)
                 (thousands of dollars, except per share data)


PRIMARY EARNINGS PER SHARE                             1994           1993        1992       1991       1990
- --------------------------                       ----------     ----------    --------    -------   --------
  Earnings available for common shares
   and common stock equivalent shares
   deemed to have a dilutive effect:
    Earnings from continuing operations          $   51,306     $   87,341    $ 87,299    $ 5,964   $126,243
    Provision for cash dividends on
     preferred stock (Series B)                        (821)          (821)       (821)      (821)      (821)
                                                 ----------     ----------    --------    -------   --------
  Net earnings from continuing operations            50,485         86,520      86,478      5,143    125,422
  Discontinued operations                          (173,079)        94,962      87,138     57,539     52,569
  Extraordinary loss                                (30,732)             -           -          -          -
  Cumulative effect of a change in
   accounting principle:
    Continuing operations                                 -       (106,727)          -          -          -
    Discontinued operations                               -        (10,390)          -          -          -
                                                 ----------     ----------    --------    -------   --------
  Net earnings (loss) available for common
   shares and common stock equivalent shares
   deemed to have a dilutive effect              $ (153,326)    $   64,365    $173,616    $62,682   $177,991
                                                 ==========     ==========    ========    =======   ========
  Primary earnings (loss) per share before
   extraordinary item and cumulative effect of
   a change in accounting principle: (B)
    Continuing operations                        $     1.10     $     2.10    $   2.10    $  0.12   $   2.56
    Discontinued operations                           (3.79)          2.31        2.12       1.33       1.07
  Extraordinary loss                                  (0.67)             -           -          -          -
  Cumulative effect of a change in
   accounting principle:
    Continuing operations                                 -          (2.60)          -          -          -
    Discontinued operations                               -          (0.25)          -          -          -
                                                 ----------     ----------    --------    --------  --------
  Total primary                                  $    (3.36)    $     1.56    $   4.22    $  1.45   $   3.63
                                                 ==========     ==========    =========   ========  ========



                                      E-7a

                                                                           EXHIBIT 11, continued

                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
          EARNINGS PER SHARE AND FULLY DILUTED EARNINGS PER SHARE (A)
                 (thousands of dollars, except per share data)


SHARES USED IN COMPUTATION          1994          1993          1992          1991          1990
- --------------------------    ----------    ----------    ----------    ----------    ----------
 Weighted average common
  shares outstanding
  (net of treasury shares)    45,720,585    40,161,652    40,189,888    42,290,454    47,983,192
 Common stock equivalents             (C)      998,827       985,676     1,132,206     1,080,830
                              ----------    ----------    ----------    ----------    ----------
 Total common shares and
  common stock equivalent
  shares deemed to have a
  dilutive effect             45,720,585    41,160,479    41,175,564    43,422,660    49,064,022
                              ==========    ==========    ==========    ==========    ==========


NOTES:

(A) Applicable financial information contained in this report has been adjusted for a two-for-one Common stock split which occurred in fiscal year 1992. See Note F of Notes to Consolidated Financial Statements on page F-20 of this Annual Report on Form 10-K.

(B) Earnings per share amounts related to fiscal years 1992 and prior have been restated to reflect the WAI businesses as discontinued operations in connection with the spinoff discussed in Note B of Notes to Consolidated Financial Statements on page F-14 of this Annual Report on Form 10-K.

(C) The weighted average effect of stock options was anti-dilutive for fiscal year 1994 and, therefore, not considered.

(Fully Diluted Earnings Per Share presented on next page.)

                                      E-7b

                                                                                         EXHIBIT 11, continued

                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
          EARNINGS PER SHARE AND FULLY DILUTED EARNINGS PER SHARE (A)
                 (thousands of dollars, except per share data)



   FULLY DILUTED EARNINGS PER SHARE                      1994         1993        1992       1991         1990
   --------------------------------                 ---------    ---------    --------    -------     --------
      Earnings available for common shares
       and common stock equivalent shares
       deemed to have a dilutive effect:
        Earnings from continuing operations         $  51,306    $  87,341    $ 87,299    $ 5,964     $126,243
        Provision for cash dividends on
         preferred stock (Series B)                      (821)        (821)       (821)      (821)        (821)
                                                    ---------    ---------    --------    -------     --------
      Net earnings from continuing operations          50,485       86,520      86,478      5,143      125,422
      Discontinued operations                        (173,079)      94,962      87,138     57,539       52,569
      Extraordinary loss                              (30,732)           -           -          -            -
      Cumulative effect of a change in
       accounting principle:
        Continuing operations                               -     (106,727)          -          -            -
        Discontinued operations                             -      (10,390)          -          -            -
                                                    ---------    ---------    --------    -------     --------
      Net earnings (loss) available for common
       shares and common stock equivalent
       shares deemed to have a dilutive effect       (153,326)      64,365     173,616     62,682      177,991

      Add: Interest expense on zero coupon
            convertible subordinated notes
            (net of tax)                                    -           (B)     13,083         (B)           -
                                                    ---------    ---------    --------    -------     --------
      Total                                         $(153,326)   $  64,365    $186,699    $62,682     $177,991
                                                    =========    =========    ========    =======     ========

                                                               E-8a

                                                                                                         EXHIBIT 11, continued

                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
          EARNINGS PER SHARE AND FULLY DILUTED EARNINGS PER SHARE (A)
                 (thousands of dollars, except per share data)




   Fully diluted earnings (loss) per share
    before extraordinary item and cumulative
    effect of a change in accounting
    principle: (C)
     Continuing operations                        $ 1.10            $ 2.10             $2.10            $0.12            $2.56
     Discontinued operations                       (3.79)             2.31              1.84             1.33             1.07
   Extraordinary loss                              (0.67)                -                 -                -                -
   Cumulative effect of a change in
    accounting principle:
     Continuing operations                             -             (2.60)                -                -                -
     Discontinued operations                           -             (0.25)                -                -                -
                                                  -------          -------             -----            -----            -----
   Total fully diluted                            $(3.36)           $ 1.56             $3.94            $1.45            $3.63
                                                  =======           ======             =====            =====            =====


SHARES USED IN COMPUTATION                          1994              1993              1992             1991             1990
- --------------------------                          ----              ----              ----             ----             ----
   Total common shares and common
    stock equivalent shares deemed
    to have a dilutive effect                 45,720,585        41,160,479        41,175,564       43,422,660       49,064,022
   Additional potentially dilutive
    securities (equivalent in
    common stock):
     Stock options                                     -                 -            24,676           29,676              120
     Zero coupon convertible
      subordinated notes                              (B)               (B)        6,126,000               (B)               -
                                              ----------        ----------        ----------       ----------       ----------
  Total                                       45,720,585        41,160,479        47,326,240       43,452,336       49,064,142
                                              ==========        ==========        ==========       ==========       ==========
SUMMARY OF CASH DIVIDENDS
 DECLARED PER SHARE
- -------------------------
Preferred - Series B                               $2.00             $2.00             $2.00            $2.00            $2.00

                                                               E-8b

                LITTON INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
          EARNINGS PER SHARE AND FULLY DILUTED EARNINGS PER SHARE (A)
                 (thousands of dollars, except per share data)


NOTES:

(A) Applicable financial information contained in this report has been adjusted for a two-for-one Common stock split which occurred in fiscal year 1992. See Note F of Notes to Consolidated Financial Statements on page F-20 of this Annual Report on Form 10-K.

(B) The fully diluted earnings per share calculation for fiscal 1993 and 1991 did not include the assumed conversion of zero coupon convertible subordinated notes issued September 26, 1990, because the effect on shares used in the calculation and the related increase to income for the interest expense adjustment, net of tax, would be anti-dilutive.
       As discussed in Note C of Notes to Consolidated Financial Statements on page F-15 of this Annual Report on Form 10-K, substantially all of these notes were converted into Common stock and the remainder redeemed for cash in fiscal year 1993.

(C) Earnings per share amounts related to fiscal years 1992 and prior have been restated to reflect the WAI businesses as discontinued operations in connection with the spinoff discussed in Note B of Notes to Consolidated Financial Statements on page F-14 of this Annual Report on Form 10-K.




                                      E-8c